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CONSULTING SERVICES AGREEMENT

THIS AGREEMENT made effective as of the1st day of December, 2004.

BETWEEN:

573003 B.C. Ltd., a corporation under the laws of British Columbia with an office at 2803, 1438 Richards Street in the City of Vancouver, British Columbia V6Z 3B8

(hereinafter called the "Consultant")

OF THE FIRST PART

AND:

Dejour Enterprises Ltd., a corporation under the laws of Ontario, with an office at Suite 900, 595 Howe Street, Vancouver, British Columbia V6C 2T5

(hereinafter called "Dejour")

OF THE SECOND PART

WHEREAS:

A.

Dejour is a publicly traded corporation, desirous of retaining the services of the Consultant to provide executive marketing consulting services related to Dejour or related corporations and their on-going business affairs;

B.

The Consultant is ready, willing and able, to carry out and provide the consulting services (the "Work") on the terms and conditions, herein set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the premises and of the sums herein provided to be paid by Dejour to the Consultant, and of the mutual covenants and undertakings to be performed hereunder, the parties agree as follows:

ARTICLE I
AGREEMENT TO PROVIDE CONSULTING SERVICES

1.01

The Consultant will make personnel available to carry out the Work for Dejour in the areas, and the rates described in Schedule "A" hereto.

1.02

The Consultant will carry out the Work in consultation with the representatives of Dejour duly appointed in writing and covenants to conduct the Work in a businesslike manner, in keeping with professional practices in the industry and in a safe and lawful manner.

1.03

Prior to commencement of additional workers under this Agreement, the Consultant shall first provide to Dejour CV/Resume information for each additional worker and obtain the written approval of Dejour.

ARTICLE II
REPORTING

2.01

The Consultant will, as directed in writing, provide Dejour with regular progress reports, in such form as Dejour may reasonably require.  All reports and copies thereof are to be directed to the attention of:

Robert L. Hodgkinson, Chairman & CEO

Dejour Enterprises Ltd.

Suite 900, 595 Howe Street

Vancouver, B.C. V6C 2T5

2.02

The information contained in the Work generated and delivered by the Consultant to Dejour will be the exclusive property of Dejour.

2.03

The reports and advice of the Consultant are not offered, and will not be used by Dejour for purposes of inducing investment to be made in Dejour unless the consent of the Consultant thereto is first given in writing.

ARTICLE III
WORKER'S COMPENSATION

3.01

In the event the Consultant employs in the Work any person who is required to be insured under Worker's Compensation legislation, or the Regulations of a Provincial or State employment commission or authority or equivalent, the Consultant shall, and covenants to, register with such authority and to pay all levies, premiums, and assessments required to maintain itself in good standing with such authority in respect of the Work to be performed under this Agreement.

3.02

The cost of workers' compensation coverage shall be a cost chargeable to Dejour hereunder.

ARTICLE IV
INDEMNIFICATION

4.01

In the event Dejour shall use the advice or report(s) of the Consultant in any way as an inducement or representation to others to rely thereon without the prior written consent of the Consultant and such holding out or representation or inducement shall become the subject of any claim for any loss, demand, cost, damage, action, suit or proceeding whatsoever, Dejour covenants to indemnify and save the Consultant harmless therefrom, it being understood that such indemnification shall survive termination of this Agreement.

ARTICLE V
ACCOUNTS

5.01

The Consultant shall within five (5) days after the end of each month during which the Work is performed provide Dejour with a statement of account for the work performed during such month, such statement to be reasonably detailed and supported by receipts and vouchers for out-of-pocket and other expenses incurred and materials supplied by the Consultant under this Agreement during the period to which such statement relates.  At the conclusion of the Work, the Consultant shall furnish Dejour with a final itemized statement of account.

5.02

Dejour shall, promptly pay the Consultant all fees and approved costs and charges on disbursements shown in such itemized statement of account.

ARTICLE VI
DURATION and TERMINATION

6.01

The duration of this Consulting Services Agreement is six (6) months from the date of this agreement and may be extended by addendum or amendment signed by the parties.

6.02

Any of the parties may for any reason and in their sole discretion terminate this Agreement by giving thirty (30) days notice to the other to that effect.  Dejour shall be liable to pay the Consultant for all Work undertaken and expenses incurred by the Consultant to the effective date of termination, it being understood that, if Dejour has requested the Consultant to engage any person expressly for the Work and such person's engagement is terminated as a result of operation of this Subsection, Dejour shall be responsible for the employment severance cost of such person to the Consultant.

ARTICLE VII

ASSIGNMENT

7.01

The Consultant shall not assign any of its rights or obligations under this Agreement without the prior written consent of Dejour which consent Dejour may withhold.

ARTICLE VIII
AMENDMENT OF THIS AGREEMENT

8.01

The terms and conditions of this Agreement may be altered only by written form of amendment duly executed by both parties hereto.

ARTICLE IX
NOTICE

9.01

Any notice required or permitted to be given hereunder by any party shall be deemed to have been given on the day such notice is delivered in writing to the addresses as set out in the front page of this Agreement or, such other address of which written notice may be given from time to time.  Notice sent by registered mail will be deemed to have been delivered at the earlier of the time when the receipt thereof is signed by the addressee and seventy-two (72) hours after the posting thereof in any Post Office in Canada.

ARTICLE X
FORCE MAJEURE

10.01

If any party is prevented or delayed from performing any of the obligations on its part to be performed hereunder by reason of force majeure, including but not limited to Act of God, strike, threat of imminent strike, fire, flood, war, insurrection or riot, mob violence or requirement or regulation of government which cannot be overcome by reasonable and lawful means and the use of the facilities normally employed in performing such obligation, then and in any such event, and so often as the same shall occur, any such failure to perform shall not be deemed a breach of this Agreement and the performance of any such obligation shall be suspended during the period of disability, it being understood that if such situation persists more than 14 days, either party may thereupon terminate this Agreement.  The parties agree to use all due diligence to remove such causes of disability as may occur from time to time.

ARTICLE XI
CONFIDENTIALITY OF INFORMATION

11.01

The Consultant shall take all reasonable precautions to ensure that its employees keep confidential any information concerning the Work carried out under this Agreement.

ARTICLE XII
APPLICABLE LAW

12.01

This Agreement shall be governed by and any dispute arising hereunder shall be determined in accordance with the laws of the Province of British Columbia.

ARTICLE XIII
DISPUTES

13.01

Any dispute between the parties concerning any matter or thing arising from this Agreement shall be referred to a mutually agreeable professional.  The decision of the professional shall be final and binding upon the parties from which neither party may appeal.  Initially the cost of the professional’s fees and expenses shall be born equally by Dejour and the Consultant.  The professional also is hereby authorized and instructed to award up to one hundred (100%) costs on a solicitor & client or special costs basis, as warranted, to the successful party in connection with a resolution of the dispute.  In the event a party fails or is otherwise unable to pay its share of any costs under this provision, the other party is hereby authorized but not obligated to make that payment and deduct the same from any money claimed owed by the respondent.

13.02

Failing agreement on appointment of a professional under Subsection 13.01 within fifteen (15) days of written notice of a disagreement or dispute under this agreement, any disagreement or dispute shall be resolved by arbitration pursuant to The Commercial Arbitration Act R.S.B.C. 1996, c.55 and conducted in Vancouver or as otherwise agreed as convenient for the parties.  The cost of such arbitration shall initially be born equally by Dejour and the Consultant, alternatively, as determined by the Arbitrator.  Any arbitration shall determine, with finality, any disagreement or dispute and shall be binding and final from which there shall be no appeal.  An Arbitrator shall also decide matters including the cost of the arbitration and the Arbitrator is hereby authorized and instructed to award up to one hundred (100%) percent costs on a solicitor & client or special costs basis, as warranted, to the successful party in connection with any arbitration.  In the event a party fails or is otherwise unable to pay its share of any costs under this provision, the other party is hereby authorized but not obligated to make that payment and deduct the same from any money claimed owed by the respondent.

ARTICLE XIV
OTHER AGREEMENTS

14.01

This Agreement constitutes the complete agreement between the Consultant and Dejour and with respect to subject matter treated herein and shall not be varied in its terms by oral agreement, representation or otherwise except an instrument or instruments in writing dated subsequent to the date hereof and executed by the duly authorized representatives of the Consultant and Dejour, and this Agreement supercedes all prior agreements, memoranda, correspondence, communication, negotiations or representations, whether oral or written, express or implied, between the parties with respect to the subject matter.

ARTICLE XV
ENUREMENT

15.01

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties have hereunto to have effect, caused their common seal(s) to be affixed in the presence of their proper officers duly authorized in that regard the day and year first above written.

DEJOUR ENTERPRISES LTD.

Authorized Signatory

573003 B.C. LTD.

___________________________________

Authorized Signatory

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SCHEDULE "A"

Description of Work

As directed by Dejour’s CEO or COO and executive consulting services related to Strategic Investor Relations, Strategic Planning and Business Advisory.

Hours Per Month

The Consultant shall provide Dejour with 80 hours per month consulting under this Agreement.

Schedule of Consultant's Rates

Monthly Fee

December 2004

$3,000

January 2005

$3.000

February – May 2005

$4,000